UNSECURED REVOLVING PROMISSORY NOTE

As of May 1, 2021

1.FOR VALUE RECEIVED, the undersigned companies listed on Attachment A hereto (each, a "Maker" and together, the "Makers"), HEREBY severally and not jointly promise to pay, in lawful money of the United States, to ATHENE USA CORPORATION(together with its registered successors and assigns, the "Holder"), on the earlier of May 1, 2026 and the date of demand for such repayment made by Holder to a Maker (such earlier date, the "Final Payment Date"), the '"Maximum Principal Amount" (as defined below) or, if less, the aggregated unpaid principal amount of all advances made hereunder (the "Principal Balance") to such Maker, together with interest on the unpaid Principal Balance at the rate or rates provided below until payment in full thereof. This promissory note (the "Note") evidences and sets forth repayment terms related to the Principal Balance.

2.The Holder may at any time and from time to time until the Final Payment Date, in its sole discretion following the request of any Maker make advances to or on behalf of such Maker in lawful money of the United States in an aggregate amount outstanding at any time to all Makers not to exceed
$200,000,000 (such amount as may be in effect at any time, the "Maximum Principal Amount"). In addition, a Maker may at any time and from time to time, without premium or penalty, prepay all or a portion of its Principal Balance, along with all interest accrued and unpaid with respect to the amount of the Principal Balance so prepaid. Until the Final Payment Date, the Makers may borrow, repay and reborrow under this Section 2.

3.Interest shall accrue on the Principal Balance of each Maker from time to time outstanding at a rate per annum equal to 2.085%. Each Maker shall pay such interest in arrears quarterly on the last day of each March, June, September and December (each, an "Interest Payment Date"), on any day any portion of the Principal Balance is repaid or prepaid and on the Final Payment Date. In addition, such interest rate will increase on a compound basis by five percent (5%) per annum from and after the Final Payment Date or any earlier default in a Maker's obligations hereunder, and such increased rate shall remain in effect until the indebtedness of such Maker evidenced hereby is satisfied in full. The obligation of the Makers to pay interest on the Principal balance following the Final Payment Date shall not be construed as an agreement to extend the date that payment is due, nor as a waiver of any other right or remedy available to the Holder. Notwithstanding any provision of this Note to the contrary, the maximum rate of interest to be paid hereunder shall not exceed the maximum rate of interest permissible under applicable law. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

4.Interest on the Principal Balance shall be computed on the basis of a 360-day year and the actual days elapsed. In addition to interest on the Principal Balance as aforesaid, each Maker shall also pay (a) upon the request of the Holder in its discretion, all taxes assessed against the Holder on this Note or the debt evidenced hereby in respect such Maker, except for income or other similar taxes on income derived by the Holder from this Note, and (b) all costs, attorneys' and professionals' fees incurred by Holder in respect of such Maker in (i) any action to collect this Note, or (ii) in any controversy relating to this Note.

5.Notwithstanding anything herein to the contrary, if the date on which any payment hereunder is due is a Saturday, Sunday or legal holiday, such payment will not be delinquent if paid on the first day following such payment date which is not a Saturday, Sunday or legal holiday.

6.Both principal and interest hereunder are payable in lawful money of the United States of America to the depositary bank of the Holder in the United States as designated by the Holder from time to time for deposit in the depositary account of the Holder, in immediately available funds no later than 2:00 p.m. (New York City time) on the date such payments are due. Each advance made by the Holder to the Makers and all payments made on account of principal hereof, shall be recorded by each Maker in the "Register" referred to below in Section 13 and, prior to any transfer hereof, endorsed on the grid attached hereto which is as part of this Note: provided, however, that the failure to make a notation of any advance under or payment on the grid attached to this Revolving Note or in the Register shall not limit or otherwise affect the respective obligations of the Makers hereunder.

7.If a Maker shall fail to make payment of principal or interest when due hereunder, the obligations of such Maker evidenced by this Note shall, at the option of the Holder, and without notice or demand by the Holder, be immediately due and payable by such Maker, to the extent of the borrowing of each such Maker, and the Holder may pursue any and all other rights and remedies with respect to such Maker under this Note or any instrument related thereto and at law or in equity.

8.Any delay by Holder to exercise its rights and remedies hereunder, or partial exercise by Holder of such rights and remedies, shall not be construed as a waiver of any other right or remedy available to Holder.

9.This Note may be amended or modified, and any term of this Note may be waived, only by an agreement in writing signed by each Maker and the Holder and prior approval received from the Iowa Insurance Division and the Delaware Department of Insurance. Whenever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

10.    This Note may be freely assigned by the Holder, pursuant to the transfer provisions set forth in Section 13 hereof.

11.The Makers and all others who may become liable for the payment of all or any part of this Note severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and nonpayment.

12.THIS NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA.

13.Notwithstanding anything to the contrary contained herein, this Note constitutes a general and unsecured obligation of each Maker, and the respective obligations and indebtedness of the Makers under this Note are several and not joint obligations of each Maker. The Holder's right to payment under this Note shall be senior in right of payment to the shareholders of the applicable Maker and in the event of liquidation of a Maker, full payment from such Maker hereunder shall be made before the holders of common or preferred stock shall become entitled to any distribution of the remaining assets of such Maker.

14.The Makers shall maintain or cause to be maintained a register (the "Register") on which each Maker enters the name and address of the Holder as the registered owner of this Note, the principal amount thereof and the stated interest thereon; provided, however, that the failure to make a notation of any advance under or payment in the Register shall not limit or otherwise affect the obligation of each Maker hereunder. Each Maker hereby acknowledges and makes this Note a registered obligation for federal income tax purposes. This Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or by the surrender of this Note duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the Holder, whereupon one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Upon its receipt of an assignment and acceptance agreement executed by the Holder and an assignee, each Maker shall record the information contained therein in the Register. Prior to the registration of assignment or sale of this Note, each Maker shall treat the person in whose name this Note is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Makers and the Holder, at any reasonable time and from time to time upon reasonable prior notice. This Note may not at any time be endorsed to bearer.

15.The address of the Holder for notices received hereunder shall be: Athene USA Corporation, 7700 Mills Civic Parkway, West Des Moines, IA 50266, telephone: (515)-342-3820, Attention: Travis Tweed, or such other office as may be notified to the Makers from time to time.

16.The address of each Maker for notices received hereunder shall be: Athene Annuity & Life Assurance Company or Athene Annuity and Life Company or Athene Employee Services, LLC, 7700 Mills Civic Parkway, West Des Moines, IA 50266, telephone: (515)-342-2376, Attention: Blaine Doerrfeld, or such other office as may be notified to the Holder from time to time.

17.The Holder shall provide notice to the Iowa Insurance Division and the Delaware Department of Insurance upon the termination of this Note.

{Signature Page Follows}

The Makers have executed this Note on the day and year first written above.

MAKERS
ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By:_/s/ Russell Witten____________
                        Name: Russell Witten
                        Title: VP, Senior Counsel

ATHENE ANNUITY AND LIFE COMPANY

By:_/s/ Russell Witten____________
                        Name: Russell Witten
                        Title: VP, Senior Counsel

ATHENE EMPLOYEE SERVICES, LLC

By:_/s/ Russell Witten____________
                        Name: Russell Witten
                        Title: VP, Senior Counsel

Accepted by HOLDER:
ATHENE USA CORPORATION
By:_/s/ Travis Tweed_______________
    Name: Travis Tweed
    Title: VP, Controller and Treasurer

ATTACHMENT A TO UNSECURED REVOLVING PROMISSORY NOTE

Dated as of May 1, 2021
MAKERS

Athene Annuity & Life Assurance Company Athene Annuity and Life Company
Athene Employee Services, LLC

ATTACHMENT B TO UNSECURED REVOLVING PROMISSORY NOTE

Dated as of

May 1, 2021

ADVANCES AND PAYMENTS OF PRINCIPAL IN RESPECT OF MAKER (ATHENE ANNUITY & LIFE ASSURANCE COMPANY]

DATE	AMOUNT OF	AMOUNT OF	UNPAID PRINCIPAL	NOTATION
	ADVANCE	PRINCIPAL		MADEBY
		PAID	BALANCE